Exhibit 10.13

AGREEMENT FOR THE PROVISION OF OFFICE SPACE

Lifestyle Breakthrough Holdings U/T (ABN 46 830 176 403)

AND

Gelteq Pty Ltd (ABN 31 619 501 254)

This Agreement for the Provision of office space is made on the 30th day of October 2021 between:

PARTIES

Lifestyle Breakthrough Holdings U/T (ABN 46 830 176 403)

(‘COMPANY’)

of 647 Glenhuntly Rd, Caulfield VIC 3162

AND

Gelteq Pty Ltd (ABN 31 619 501 254)

(‘CONSULTANT’)

of Level 7, 616 St Kilda Road, Melbourne 3004

RECITALS

A.	Lifestyle Breakthrough operates healthcare practices throughout Australia and has the right to occupy premises for the provision of health and food related services.

B.	The Consultant wishes access to an Office Space at the Premises for the purpose of conducting its business.

C.	Lifestyle Breakthrough and the Consultant have agreed to the terms contained in this agreement.

OPERATIVE CLAUSES

1.	DEFINITIONS

1.1	Definitions

In this agreement

Commencement Date means 1st November 2021;

Confidential Information means all information of a party that is not available in the public domain (including any information that is in the public domain as a result of a release of that information by a party to this agreement given that information by the other party) and includes all documents, papers, notes, memoranda, computer discs, digitally stored information, email communications, plans, invoices, files and patient files and records but does not include information in the public domain other than as a result of a party wrongly disclosing that information to a third party.

Office Space means open plan space at the Premises which can be fitted out with any office equipment, use of board room, kitchen, receptionist and all staff amenities. The space will also have access to printers, telephones, internet, bathrooms, shower, kitchen;

Expiry Date means 1st November 2023.

Fee means $3000 a month;

GST means the goods and services tax payable pursuant to the GST Act.

GST Act means the goods and services tax implemented in Australia pursuant to the A New Tax System (Goods and Services Tax ACT 1999 (Cth)) and includes all acts, regulations and subordinate legislation relating to that act together with any amendment or replacement.

Premises means the premises situated at 641 Glenhuntly Rd, Caulfield VIC 3162 at which Lifestyle Breakthrough operates its healthcare business in part of the building;

2.	TERM

2.1	This Agreement commences on the Commencement Date and expires on the Expiry Date unless terminated in accordance with clause 10.

2.2	If the Consultant wishes to extend the term of this Agreement then the Consultant should advise Lifestyle Breakthrough in writing of that wish at least 2 months before the Expiry Date. Upon receipt of notification from the Consultant to extend the Term Lifestyle Breakthrough shall either agree to extend the term for a further 12 month period or advise the Consultant in writing within 14 days of receipt of the notice that the term will not be extended.

3.	LIFESTYLE BREAKTHROUGH TO PROVIDE OFFICE SPACE TO THE CONSULTANT

3.1	Lifestyle Breakthrough shall provide Office Space to the Consultant in accordance with and subject to the terms of this Agreement.

3.2	The Office Space will be provided by Lifestyle Breakthrough to the Consultant during the hours of 7am to 9pm 7 days a week or as otherwise agreed in writing by the parties.

4.	LIFESTYLE BREAKTHROUGH’s OTHER OBLIGATIONS

4.1	Lifestyle Breakthrough shall have the following additional obligations pursuant to this Agreement:-

(a)	Maintaining public liability insurance in regard to the Premises for an amount of not less than $5,000,000;

(b)	Providing the Consultant with an orientation of the premises, practice policy procedures and introduction to staff;

(c)	Providing access to internet, phones, printers and staff amenities.

5.	FEE

5.1	Lifestyle Breakthrough shall render a tax invoice to the Consultant on a monthly basis for the provision of the Office Space and fulfilment of its other obligations pursuant to this agreement.

5.2	The Consultant shall pay Lifestyle Breakthrough’s invoices within 7 days of receipt.

5.3	The Consultant is eligible for 3 months Fee free period to commence this agreement.

5.4	Any furniture required by the Consultant to fit its space out is required to be paid for by the Consultant.

6.	GST

6.1	The parties warrant that they are registered under the GST Act and that they will remain registered during the Term or, if not now registered, that they will become registered before the Commencement Date and remain registered during the Term.

6.2	The Recipient must pay the amount of any GST payable in respect of the taxable supply on the date on which payment for the taxable supply is due subject to receipt of a valid tax invoice.

7.	CONSULTANT’S FURTHER OBLIGATIONS

7.1	It is the Consultant’s responsibility to obtain an ABN and to register for GST and the Consultant shall provide the ABN to Lifestyle Breakthrough prior to the Commencement Date.

7.2	The Consultant shall comply with all industry codes of conduct.

7.3	Whilst present at the Premises the Consultant may work collaboratively with the staff of Lifestyle Breakthrough as required.

7.4	The Consultant will communicate with the practice manager of the medical practice at the Premises on a regular basis concerning availability, change to days, billing, prices or any other adjustments required in line with the Consultant’s business as it is carried out at the Premises.

7.5	The Consultant shall maintain Lifestyle Breakthrough’s patient confidentiality and privacy should it come in to contact with any health related information.

7.6	The Consultant shall participate in work health and safety activities including fire and emergency drills and all of staff and/or clinical meetings as required.

8.	CONFIDENTIALITY

8.1	Each party to this agreement shall only use the other party’s Confidential Information for the purposes contemplated by this agreement.

8.2	A party shall not disclose any confidential information to any third party any of the other party’s Confidential Information unless contemplated by this agreement without first obtaining that party’s written consent.

8.3	Lifestyle Breakthrough and the Contractor shall at all times conduct themselves in accordance with all applicable laws and including privacy laws.

9.	USE OF INTERNET, EMAIL AND COMPUTER SYSTEMS

9.1	The Consultant is to ensure that his or her activities do not in any way harass or otherwise discriminate any other person working at the Premises.

9.2	The Consultant undertakes to operate the internet, email and computer systems provided to him or her by Lifestyle Breakthrough in a reasonable and lawful manner and in particular shall not engage in any derogatory, offensive, racist, sexist or otherwise unlawful or inappropriate publications or viewing on the internet. Lifestyle Breakthrough reserves the right to monitor the Consultant’s use of the internet, email and computer systems at the Premises and the Office Space to the degree reasonably determined by Lifestyle Breakthrough. A breach of this clause shall give Lifestyle Breakthrough the right to terminate this agreement.

10.	TERMINATION

10.1	Lifestyle Breakthrough may terminate this agreement if:-

(a)	The Consultant breaches this agreement and fails to rectify that breach within 7 days of being requested to do so; or

(b)	The Consultant breaches this agreement and in the reasonable opinion of Lifestyle Breakthrough the breach is incapable of remedy; or

(c)	The Consultant, if he or she is an individual is declared bankrupt or if the Consultant is a company an external administrator is appointed or the company otherwise becomes insolvent.

(d)	The Consultant is convicted of a criminal offence which in the reasonable opinion of Lifestyle Breakthrough means that the reputation of Lifestyle Breakthrough or the medical practice operated from the Premises will be brought into disrepute.

10.2	If this Agreement continues beyond the initial 12 month term then Lifestyle Breakthrough may terminate the Agreement for convenience upon the provision of 2 months written notice to the Consultant.

10.3	The Consultant may terminate this agreement if:-

(a)	Lifestyle Breakthrough breaches this agreement and fails to rectify that breach within 7 days; or

(b)	Lifestyle Breakthrough breaches this agreement and in the reasonable opinion of the Consultant the breach is incapable of remedy; or

(c)	Lifestyle Breakthrough has external administrators appointed to manage its affairs.

11.	DISPUTE RESOLUTION

11.1	If a dispute occurs in regard to any matter between Lifestyle Breakthrough and the Consultant arising out of this agreement then the parties will meet together within a reasonable time to try and resolve this dispute. If the dispute cannot be resolved within 14 days then either party can arrange a mediator to settle the dispute. No legal action will be undertaken, a mediator’s decision will be final.

12.	GENERAL

12.1	Notices

(a)	Any notice or other communication to or by a party to this agreement is regarded as being given by the sender and received by the addressee:

(i)	if by delivery in person, when delivered to the addressee;

(ii)	if by post, three (3) business days from and including the date of postage; or

(iii)	can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender; and

(iv)	if by email communication on the date stated in the communication.

12.2	Prohibition, enforceability and severance

(a)	Any provision of, or the application of any provision of, this agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)	Any provision of, or the application of any provision of, this agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

(c)	If a clause is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions in this agreement.

12.3	Waiver

(a)	The failure of either party at any time to require performance by the other party of any provision of this agreement does not affect the party’s right to require the performance at any time.

(b)	The waiver by either party of a breach of any provision must not be held to be a waiver of any succeeding breach of the provision or a waiver of the provision itself.

12.4	Costs and duty

(a)	Except as provided below, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution and delivery of this agreement.

(b)	The Company must pay any stamp duty payable in respect of the execution, delivery and performance of this agreement.

12.5	Variation

A variation of any term of this agreement must be in writing and signed by the parties.

12.6	Entire agreement

This agreement embodies the entire agreement between the parties with respect to the subject matter of this agreement.

12.7	Governing law and jurisdiction

(a)	This agreement is governed by the law in force in Victoria.

12.8	Assignment and Sub Contracting

Lifestyle Breakthrough may in its absolute discretion assign or otherwise subcontract any of its rights and obligations under this agreement.

12.9	The Consultant may not without first obtaining the written consent of Lifestyle Breakthrough assign or subcontract any of its rights or obligations under this agreement.

12.10	Relationship

The parties acknowledge that they engage with each other as independent contractors and nothing in this Agreement shall form the basis of an employment or partnership or agency relationship.

EXECUTED as an agreement:

EXECUTED for and on behalf of

LIFESTYLE BREAKTHROUGH PTY LTD (ABN 46 830 176 403)

by its duly authorised officer:

/S/ Nathan Givoni
Director (signature)

Nathan Givoni
Director (print name)

SIGNED by Gelteq (ABN 31 619 501 254) in the presence of:

/S/ Simon Szewach
Director (signature)

Nathan Givoni
Director (print name)